Exhibit 99.1

BTCS Issues Shareholder Letter Reflecting on 2024 and Outlook for 2025

2024 revenue surpassed the predefined performance milestone of $3,712,500

Silver Spring, MD – (Globe Newswire – January 7, 2025) – BTCS Inc. (Nasdaq: BTCS) (“BTCS” or the “Company”), a leader in blockchain infrastructure and technology, issued a letter to its shareholders describing the Company’s recent achievements and goals for 2025, including surpassing its predefined revenue performance target of $3,712,500. Further, the Company unveiled its refreshed investor presentation and a revamped website, accessible at www.btcs.com. These developments align with the Company’s strategy to effectively communicate its business model and growth opportunities.

The letter from Charles Allen, CEO of BTCS, is reprinted below in its entirety.

Dear Shareholders,

As we move forward into 2025, I am excited to reflect on the significant progress BTCS has made and to share our vision for the future. The past year has been a pivotal one for us. We have been diligently heads down focused on building the business, expanding our team with talented new employees, and navigating through rigorous inquiries from the SEC—challenges that now seem to be behind us.

Reflecting on our journey, it’s essential to recall our early recognition of the crypto market’s potential. In 2014, I identified growth opportunities in Bitcoin mining, and by year-end, BTCS became the first public company to mine Bitcoin. However, being ahead of the curve came with its challenges. In 2015, a steep 72% drop in Bitcoin’s price tested our resilience, and our operations could not withstand the downturn. By 2017, early investors in BTCS backed what would become major players in the market, specifically Riot Platforms and Marathon Holdings. Notably, I played a significant role in Marathon’s early days, when they had a mere $10 million market capitalization, providing them with a turnkey business model in connection with a merger that didn’t come to fruition. We were also the first public company to offer a digital asset treasury in 2017, three years before the likes of MicroStrategy entered the crypto market; though we were too early and too small to get noticed. However, our crypto treasury strategy laid the foundation for our current operations. For over a decade, I have sought the next regulatory-compliant, transformative opportunity in the crypto market that aligns with public market standards. This quest has finally culminated in the launch of our block-building operations in early 2024. I firmly believe that Ethereum infrastructure—focused on block-building and validation—presents the most compelling growth opportunity I’ve ever witnessed in the crypto space, surpassing even the early days of Bitcoin mining in 2017. Unlike traditional bitcoin mining operations that require substantial capital investments in hardware with depreciating value, our approach to vertically integrated Ethereum block-building and validation offers exceptional revenue growth potential without high capital constraints. We effectively offer the best of both worlds: direct Ethereum exposure, akin to MicroStrategy, and the growth potential of a 2017-era Bitcoin miner—all without the burden of intensive capital expenditures. Going forward we aim to be the leading Ethereum blockchain infrastructure company and are currently the only pure-play, publicly traded company focused on this strategy.

These are not pie-in-the-sky over-optimistic comments that many are accustomed to hearing from CEOs; they are backed by numbers. While I’ll need to wait for the audit completion to disclose our full-year 2024 revenue, I am proud to share that our unaudited revenue for 2024 surpassed the predefined performance milestone of $3,712,500 over a 177% gain from 2023. This achievement was a key factor in determining 2024 executive performance-based bonuses. Our executive compensation program for 2025 is once again fully performance-based, focusing on measurable outcomes to align leadership incentives with long-term shareholder value. For 2025, the compensation committee has yet again set ambitious targets with a clear progression: a revenue threshold of $4 million, a target of $8 million, and a cutoff of $20 million. You can read more details in the 8-K filed on January 2, 2025. While we cannot provide assurances or guarantees of future performance, our team’s goal is to exceed the $20 million cutoff, striving for the benefit of our shareholders and to further align with the company’s broader strategic objectives of driving sustainable growth and value creation.

Just as we led the charge in 2014 by becoming the first public company to mine Bitcoin, we are now pioneering Ethereum infrastructure and block-building in the public markets, making us the first and only public company with this focus. As we look to 2025 and beyond, our commitment to innovation, strategic growth, and shareholder value remains unwavering. While we were heads down and quiet for much of 2023 and 2024, we were laying the groundwork for the future. We are excited to share more over the coming weeks and months so stay tuned. Furthermore, the Company and I plan to be more active on social media, recognizing that most of our shareholders utilize platforms they’re more accustomed to instead of our SEC filings. Please follow our official X accounts: @Charles_BTCS and @Nasdaq_BTCS.

Lastly, a friendly reminder to our February 6, 2023, call to action press release: did you know that in 2023, Charles Schwab made $419 million loaning retail holders’ shares to short sellers to bet against them? If you care about our stock price as I do, please do your part and stop your broker from lending your shares to short sellers who bet against us. You can do this by moving your shares to a cash account instead of a margin account. I wonder what would happen if our 30k+ shareholders all moved their shares to cash accounts on the same day?

Thank you for your continued support and trust in BTCS.

Sincerely,

Charles Allen

CEO, BTCS Inc.

About BTCS:

BTCS Inc. (Nasdaq: BTCS) is a U.S.-based blockchain infrastructure technology company currently focused on driving scalable revenue growth through its blockchain infrastructure operations. BTCS has honed its expertise in blockchain network operations, particularly in block building and validator node management. Its branded block-building operation, Builder+, leverages advanced algorithms to optimize block construction for on-chain validation, thus maximizing gas fee revenues. BTCS also supports other blockchain networks by operating validator nodes and staking its crypto assets across multiple proof-of-stake networks, allowing crypto holders to delegate assets to BTCS-managed nodes. In addition, the Company has developed ChainQ, an AI-powered blockchain data analytics platform, which enhances user access and engagement within the blockchain ecosystem. Committed to innovation and adaptability, BTCS is strategically positioned to expand its blockchain operations and infrastructure beyond Ethereum as the ecosystem evolves. Explore how BTCS is revolutionizing blockchain infrastructure in the public markets by visiting www.btcs.com.

Forward-Looking Statements:

Certain statements in this shareholder letter constitute “forward-looking statements” within the meaning of the federal securities laws, including statements regarding SEC inquiries/investigation being behind us, growth opportunities, belief regarding the Ethereum infrastructure presenting the most compelling growth opportunity, and exceptional revenue growth potential. Words such as “may,” “might,” “will,” “should,” “believe,” “expect,” “anticipate,” “estimate,” “continue,” “predict,” “forecast,” “project,” “plan,” “intend” or similar expressions, or statements regarding intent, belief, or current expectations, are forward-looking statements. While the Company believes these forward-looking statements are reasonable, undue reliance should not be placed on any such forward-looking statements, which are based on information available to us on the date of this release. These forward-looking statements are based upon assumptions and are subject to various risks and uncertainties, including without limitation the SEC seeking further information about our business, regulatory issues, the new administration’s failure to favor the crypto landscape as much as expected, unexpected issues with Builder+, and unexpected issues with ChainQ, as well as risks set forth in BTCS’ filings with the Securities and Exchange Commission including its Form 10-K for the year ended December 31, 2023. Thus, actual results could be materially different. BTCS expressly disclaims any obligation to update or alter statements, whether as a result of new information, future events, or otherwise, except as required by law.

Investor Relations:

Charles Allen – CEO

X (formerly Twitter): @Charles_BTCS

Email: ir@btcs.com